EXHIBIT 99.4

  CONFIDENTIAL TREATMENT
  REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit, as indicated by “[*]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

PURCHASE ORDER

P.O. No.: PZ2010080501SEN-1                                                      Date: August 5, 2010

Customer:	Perusat S.A.
Address:	Av. Camino Real 493 of. 1101 San Isidro Lima 27 Peru
Bank Item:	(Accounting Bank name, A/C number)
Contact Person:	Mario Navarro

Supplier:	ZTE CORPORATION PERU
Address:	Av. Rivera Navarrete N°515 Int. A Of. 601 Edificio Capital – San Isidro, Lima-Peru.

Bank Name:	CITIBANK DEL PERU
US Dollar Account:	5316138
Contact Person:	Chen Xing

1.	Order Amount & Price

Engineering Price List
Item		Province
1	Engineering	Unit Price without IGV	Qty	Total Amount without IGV
1.1	Site Survey & Report	[*]	50	[*]
1.2	Local Transportation	[*]	50	[*]
1.3	BTS installation and Debugging	[*]	50	[*]
1.4	Core Network and BOSS Installation and Debugging	[*]	1	[*]
1.5	Microwave Installation and Debugging	[*]	43	[*]
1.6	Network Management System Installation and Debugging	[*]	1	[*]
SUBTOTAL without IGV				$254,835.00

* Confidential

2.	Payment Term:

Items	Milestone	Payment
Local Engineering Services	Signing of contract
100% of contracted value (including Peru IGV tax) for Item 1.1, Network Design, shall be paid within 20 days after removal of conditions described in Section 4 below and signature of this purchase order

	Delivery of Equipment to Lima	15% of contracted value of all Items except 1.1 within 10 business days upon bill of lading.
	Provisional Acceptance Certification (PAC)	55% of contracted value (including Peru IGV tax) shall be paid within 10 business days after PAC issuance date.
	Final Acceptance Certification (FAC)	30% of contracted value (including Peru IGV tax) shall be paid within 10 business days after FAC issuance date.

3.	The implement schedule shall be detailed in Attachment 2: Implementation Schedule.

4.
Other Condition: This PO is conditioned upon Customer providing notice to Supplier that Customer has received extension of existing licenses and concessions from Peru’s Ministry of Transportation and Communication.

5.	Other clauses refer to Service Contract (“Contract”) signed by and between Customer and Supplier on August 3, 2010 (Contract No. PZ2010080501SEN).

Offered and signed by the Customer:		Accepted on behalf of the Suppler:
PERUSAT S.A.		ZTE CORPORATION, PERU

By:	/s/ Mario Navarro	By:	/s/ Chen Xing
Name:	Mario Navarro	Name:	Chen Xing
Title:	Chief Executive Officer	Title:	General Manager

Date:	August 5, 2010	Date:	August 5, 2010
Please confirm this order by return fax.